UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2014

PGT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52059                                                      20-0634715
 (Commission File Number)             (IRS Employer Identification No.)

1070 Technology Drive, North Venice, Florida 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2014, the Board of Directors of PGT (the “Board”), appointed Jeffrey Jackson to the positions of President and Chief Operating Officer, and Bradley West will succeed Mr. Jackson as Chief Financial Officer.  Rodney Hershberger, who was serving as the Company’s Chairman of the Board, Chief Executive Officer and President, will continue as the Company’s Chairman of the Board and Chief Executive Officer.  These appointments will be effective as of June 1, 2014.

Mr. Hershberger, age 57, a co-founder of the Company, has served the Company since its founding in 1980. Mr. Hershberger was appointed Chairman of the Board on February 11, 2014. As Chief Executive Officer, he led the company's IPO in 2006. Previously, he served as Executive Vice President and Chief Operating Officer overseeing PGT's Florida and North Carolina operations. Mr. Hershberger has previously led all aspects of PGT, including Engineering, Marketing, Sales, Manufacturing, Transportation, Logistics and Customer Service.

Mr. Jackson, age 48, who currently serves as Executive Vice President and Chief Financial Officer, joined PGT in November 2005 and helped lead the Company's IPO in 2006. Mr. Jackson is responsible for all aspects of the Company's operations from Supply Chain to Manufacturing.

Mr. West, age 44, who currently serves as the Company’s Vice President and Controller, joined PGT in 2006 and is responsible for PGT's Accounting and Finance Departments, as well as its Risk Management function.

Messrs. Hershberger, Jackson and West are participants in the PGT, Inc. 2014 Omnibus Equity Incentive Plan (the "2014 Plan").  Additional information regarding the 2014 Plan is included in PGT’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2014, in the section entitled “Description of 2014 Equity Incentive Plan.”  The summary of the 2014 Plan contained therein is qualified by and subject to the full text of the 2014 Plan, which is filed as Appendix A to the proxy statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, INC.

By:  /s/ Mario Ferrucci III
       Name:  Mario Ferrucci III
       Title:  Vice President, General Counsel, and
         Secretary

    Dated:  May 13, 2014